United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2006
(Date of Report)

Home System Group
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan, Fu Tian Qu, Shenzhen City, P.R. China		518000
(Address of principal executive offices)		(Zip Code)

086-755-83570142
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The transaction described in the Share Exchange Agreement is referred to in this Current Report as the “Transaction.” A summary of the Transaction, as well as the material terms and conditions of the Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Agreement, which are incorporated herein by this reference.

On December 11, 2006, Home System Group (the “Company”), Holy (H.K.) Limited (“HHKL”), Oceanic Well Profit Inc. (“Oceanic”), and the shareholders of HHKL (the “Shareholders”) entered into a Share Exchange Agreement (the “Agreement”) pursuant to which HHKL will become the wholly owned subsidiary of Company.

Under the Agreement, in exchange of surrendering all their ownership in HHKL, the Shareholders will receive both stock consideration and cash consideration. The stock consideration will consist of 42,500,000 shares of Company. The cash consideration will consist of $3,000,000 in cash.

        The Company, HHKL, Oceanic and the Shareholders have made customary representations, warranties and covenants in the Agreement. Closing of Transaction is subject to certain conditions, including, among others, (i) absence of any law or order prohibiting the consummation of the transactions contemplated in the Agreement; (ii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iii) the Company obtaining shareholder approval and making such filings as is required by the SEC. The Agreement contains certain termination rights for the parties.

Oceanic Well Profit, located in Zhongshan City, Guangdong Province China, is a large-scale privately operated enterprise which specializes in producing domestic electronic appliances. The company has a total area of 82.5 acres which includes a new 864,000-square-foot workshop with advanced equipment and a staff of 1,200 people. The company currently has five production lines which produce 450,000 grills, 3 million water pumps, and 2 million sets of industrial ladders annually.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.3	Share Exchange Agreement, dated as of December 11, 2006, among Home System Group, Holy (H.K.) Limited, Oceanic Well Profit Inc., and the shareholders of HHKL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006	Home System Group

/s/ Li Wei Qiu
Li Wei Qiu
Chairman of the Board &
Chief Executive Officer